UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): October 31, 2011 (October 27, 2011)

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34997	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 27, 2011, China Shengda Packaging Group Inc. (the “Company”) received a letter from The Nasdaq Stock Market ("NASDAQ") notifying it of its failure to maintain a minimum closing bid price of $1.00 over the then preceding 30 consecutive trading days for its common stock as required by NASDAQ Listing Rule 5550(a)(1) (the "Bid Price Rule"). The letter stated that the Company has until April 24, 2012 to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive trading days. The letter was issued in accordance with standard NASDAQ procedures. This notification has no immediate effect on the listing of the Company's common stock at this time. The Company intends to monitor the bid price of its common stock and consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the Bid Price Rule by April 24, 2012.

The letter also disclosed that in the event the Company does not regain compliance with the Bid Price Rule by April 24, 2012, the Company may be eligible for additional time. The Company would be required to meet certain continued listing requirements and the initial listing criteria for The NASDAQ Capital Market except for the bid price requirement and will need to provide written notice of its intention to cure its deficiency during the second compliance period. If it meets these criteria, NASDAQ staff will notify the Company that it has been granted an additional 180 day compliance period. If the Company is not eligible for an additional compliance period, NASDAQ will provide the Company with written notification that its common stock will be delisted. At that time, the Company can appeal NASDAQ's determination to delist its common stock to a NASDAQ Hearings Panel.

The letter did not indicate the Company non-compliance with any other listing requirement.

The Company issued a press release on October 31, 2011, disclosing its receipt of the Nasdaq minimum bid price noncompliance notice. A copy of the press release is attached as exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 31, 2011, regarding receipt of the Nasdaq minimum bid price noncompliance notice

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2011

CHINA SHENGDA PACKAGING GROUP INC.

/s/ Daliang Teng
Daliang Teng
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 31, 2011, regarding receipt of the Nasdaq minimum bid price noncompliance notice